UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 3, 2017

TC PipeLines, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35358	52-2135448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Louisiana Street, Suite 700 Houston, TX	77002-2761
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(877) 290-2772

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01   Entry into a Material Definitive Agreement.
Iroquois Purchase Agreement
On May 3, 2017, TC PipeLines Intermediate Limited Partnership ("TCILP"), a direct subsidiary of TC PipeLines, LP (the "Partnership") entered into a purchase and sale agreement (the "Iroquois Purchase Agreement") with TCPL Northeast Ltd. ("TCPL") and TransCanada Iroquois Ltd. ("TCIL").  Pursuant to the Iroquois Purchase Agreement, TCILP will acquire a 49.34% equity interest in Iroquois Gas Transmission System, L.P. ("Iroquois"), comprising the entire 21% limited partner interest held by TCPL, the entire 25% general partner interest held by TCIL, and a 3.34% limited partner interest held by TCIL (the "Iroquois Acquisition").
The Iroquois Purchase Agreement contains customary representations and warranties, covenants and indemnification obligations by the parties.
Upon consummation of the Iroquois Acquisition, TCIL will retain a 0.66% limited partner interest in Iroquois (the "Option Interest"). On May 3, 2017, TCILP entered into an option agreement (the "Option Agreement") setting forth the certain rights and obligations with respect to the Option Interest, including the grant by TCIL to TCILP of the right to purchase the Option Interest at the Exercise Price (as defined in the Option Agreement) and the payment by TCILP of $1,000 to TCIL as consideration for such option (the "Option Transaction)".
PNGTS Purchase Agreement
On May 3, 2017, TCILP entered into a purchase and sale agreement (the "PNGTS Purchase Agreement") with TCPL Portland Inc. ("TCPL Portland").  Pursuant to the PNGTS Purchase Agreement, TCILP will acquire a 11.81 percent equity interest in the Portland Natural Gas Transmission System ("PNGTS") from TCPL Portland (the "PNGTS Acquisition" and together with the Option Transaction and the Iroquois Acquisition, the "Acquisitions").
The PNGTS Purchase Agreement contains customary representations and warranties, covenants and indemnification obligations by the parties.
The total purchase price of the Acquisitions is $765 million comprised of $597 million in cash and the assumption of a total $168 million of proportional Iroquois and PNGTS debt. The cash portion of the purchase price of the Acquisitions is expected to be funded through a combination of debt and equity issuances. The Acquisitions are expected to close mid-2017.
TransCanada Corporation ("TransCanada") is the ultimate parent company of TC PipeLines GP, Inc. (the "General Partner"), which is the general partner of the Partnership.  The General Partner and the Partnership collectively own 100% of the equity interests in TCILP.
The purchase price for the Acquisitions was negotiated between the Partnership and TransCanada. The Conflicts Committee of the Board of Directors of the General Partner (the "Conflicts Committee"), composed entirely of independent directors, unanimously recommended approval of the Acquisitions to the Board of Directors.  The Conflicts Committee retained legal, market and financial advisors to assist it in evaluating and negotiating the Acquisitions.  The Board of Directors unanimously approved the Iroquois Purchase Agreement, the Option Agreement and the PNGTS Purchase Agreement and the terms of the Acquisitions.
The foregoing description of the Iroquois Purchase Agreement, the Option Agreement and the PNGTS Purchase Agreement are qualified in their entirety by reference to the Iroquois Purchase Agreement, the Option Agreement and the PNGTS Purchase Agreement, copies of which are filed as Exhibit 2.1, 2.2 and 2.3, respectively, to this Form 8-K, and are incorporated herein by reference.
Item 9.01   Financial Statements and Exhibits .
(d)   Exhibits

Exhibit No.	Description
2.1
Agreement for Purchase and Sale of Partnership Interest, dated as of May 3, 2017, by and between TCPL Northeast Ltd. and TransCanada Iroquois Ltd., as Sellers, and TC PipeLines Intermediate Limited Partnership, as Buyer.*

2.2	Option Agreement, dated as of May 3, 2017, by and between TransCanada Iroquois Ltd. and TC PipeLines Intermediate Limited Partnership.
2.3	Agreement for Purchase and Sale of Partnership Interest, dated as of May 3, 2017, by and between TCPL Portland Inc., as Seller, and TC PipeLines Intermediate Limited Partnership, as Buyer.*

*
The schedules and exhibits to this agreement, as set forth in the table of contents of the agreement, have not been filed herewith pursuant to Item 601(b)(2) of Regulation S-K. The Partnership agrees to furnish any omitted materials to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PipeLines, LP by: TC PipeLines GP, Inc., its general partner
May 4, 2017	By: /s/ Jon Dobson Jon Dobson Secretary

EXHIBIT INDEX
Exhibit No.	Description
2.1
Agreement for Purchase and Sale of Partnership Interest, dated as of May 3, 2017, by and between TCPL Northeast Ltd. and TransCanada Iroquois Ltd., as Sellers, and TC PipeLines Intermediate Limited Partnership, as Buyer.*

2.2	Option Agreement, dated as of May 3, 2017, by and between TransCanada Iroquois Ltd. and TC PipeLines Intermediate Limited Partnership.
2.3	Agreement for Purchase and Sale of Partnership Interest, dated as of May 3, 2017, by and between TCPL Portland Inc., as Seller, and TC PipeLines Intermediate Limited Partnership, as Buyer.*

*
The schedules and exhibits to this agreement, as set forth in the table of contents of the agreement, have not been filed herewith pursuant to Item 601(b)(2) of Regulation S-K. The Partnership agrees to furnish any omitted materials to the Securities and Exchange Commission upon request.